EXHIBIT 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of the Common Shares, $.01 par value per share, of Genpact Limited is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1).  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: March 26, 2010
GE CAPITAL (MAURITIUS) HOLDINGS LTD.

	By:	/s/ P. Jonas Svedlund
		Name:	P. Jonas Svedlund
		Title:	Attorney-in-fact

GE CAPITAL INTERNATIONAL (MAURITIUS)

	By:	/s/ P. Jonas Svedlund
		Name:	P. Jonas Svedlund
		Title:	Attorney-in-fact

GE INDIAN SERVICES HOLDING PRIVATE LIMITED

	By:	/s/ P. Jonas Svedlund
		Name:	P. Jonas Svedlund
		Title:	Attorney-in-fact

GE INDIA VENTURES LLC

	By:	/s/ P. Jonas Svedlund
		Name:	P. Jonas Svedlund
		Title:	Attorney-in-fact

GENERAL ELECTRIC CAPITAL SERVICES INDIAN INVESTMENTS LLC

	By:	/s/ P. Jonas Svedlund
		Name:	P. Jonas Svedlund
		Title:	Attorney-in-fact

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Barbara A. Lane
	Name:	Barbara A. Lane
	Title:	Attorney-in-fact

GENERAL ELECTRIC CAPITAL SERVICES, INC.

By:	/s/ Barbara A. Lane
	Name:	Barbara A. Lane
	Title:	Attorney-in-fact

GENERAL ELECTRIC COMPANY

By:	/s/ Barbara A. Lane
	Name:	Barbara A. Lane
	Title:	Attorney-in-fact